PROMISSORY NOTE

$500,000	Date:12/19/2005

Allstate Home Loans, Inc. (“Borrower”) promises to pay to the order of Nationwide Financial Solutions, Inc. (“Lender”) in immediately available funds the principal amount of $500,000 together with interest on the unpaid principal amount from the date of this Promissory Note (“Note”), in 12 monthly payments. Each of the first 11 payments will consist of accrued interest only, and the final payment will consist of all outstanding principal and accrued interest. The first payment is due on January 19, 2006 and subsequent payments are due on the 19th day of each following month until December 19, 2006, at which time the unpaid principal amount, together with accrued interest, is due in its entirety. The due date and the amount of each payment are set forth on Schedule 1.1.

Borrower will pay interest on the unpaid principal amount at an annual rate of 12%. Interest will be computed on the basis of a 360-day year.

All payments under this Note will apply first to any costs and expenses due to Lender, then to accrued interest to date of payment, and then to the unpaid principal amount. Borrower may prepay a part or all of the unpaid principal amount at any time.

If Borrower fails to make any payment required by this Note when due, Lender will have all remedies available to Lender at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

Time is of the essence with respect to all dates and time periods in this Note.

Borrower waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may extend or postpone the due date of any payment required by this Note without affecting Borrower’s liability. No waiver will be binding on Lender unless it is in writing and signed by Lender. Lender’s waiver of a breach of a provision of this Note will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

This Note is governed by the laws of the State of Arizona, without giving effect to any conflict-of-law principle of any jurisdiction. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Note, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney’s fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in the applicable Arizona Administrative Code, incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

Exhibit 99 1 for Allstate 8-K Dec 2005.htm

Borrower:

Allstate Home Loans, Inc. /s/ Gregg Shanberg By: Gregg Shanberg Its: President

Lender: /s/ Darren Dierich By: Darren Dierich Its: Chief Financial Officer

Exhibit 99 1 for Allstate 8-K Dec 2005.htm

Allstate Home Loans

Compound Period: Monthly

Nominal Annual Rate: 12.000%

CASH FLOW DATA

	Event	Date	Amount	Number	Period	End Date

1	Loan	12/19/2005	500,000.00	1
2	Payment	01/19/2006	Interest Only	11	Monthly	11/19/2006
3	Payment	12/19/2006	505,000.00	1

AMORTIZATION SCHEDULE - Normal Amortization

	Date	Payment	Interest	Principal	Balance

Loan	12/19/2005				500,000.00
2005 Totals		0.00	0.00	0.00

1	01/19/2006	5,000.00	5,000.00	0.00	500,000.00
2	02/19/2006	5,000.00	5,000.00	0.00	500,000.00
3	03/19/2006	5,000.00	5,000.00	0.00	500,000.00
4	04/19/2006	5,000.00	5,000.00	0.00	500,000.00
5	05/19/2006	5,000.00	5,000.00	0.00	500,000.00
6	06/19/2006	5,000.00	5,000.00	0.00	500,000.00
7	07/19/2006	5,000.00	5,000.00	0.00	500,000.00
8	08/19/2006	5,000.00	5,000.00	0.00	500,000.00
9	09/19/2006	5,000.00	5,000.00	0.00	500,000.00
10	10/19/2006	5,000.00	5,000.00	0.00	500,000.00
11	11/19/2006	5,000.00	5,000.00	0.00	500,000.00
12	12/19/2006	505,000.00	5,000.00	500,000.00	0.00
2006 Totals		560,000.00	60,000.00	500,000.00

Grand Totals		560,000.00	60,000.00	500,000.00

Exhibit 99 1 for Allstate 8-K Dec 2005.htm